EXHIBIT 32.2

CERTIFICATE PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of PVH Corp. (the “Company”) for the quarterly period ended April 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Shaffer, Executive Vice President and Chief Operating & Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	June 5, 2017
	By:	/s/ MICHAEL SHAFFER
	Name:	Michael Shaffer Executive Vice President and Chief Operating & Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.